Z_DSLA05AR6_MKT - Class 2A1A

Fortis

Balance	$318,655,000.00	Delay	0
		Dated	9/30/2005
Settle	9/30/2005	First Payment	10/19/2005

	Static Base	Static Slow	Static Fast	Ramp + 100 Slow	Ramp + 100	Ramp + 200	Ramp - 100
Price	Disc Margin	Disc Margin	Disc Margin	Disc Margin	Disc Margin	Disc Margin	Disc Margin
100-00	31	31	31	30	30	30	30
WAL	3.47	5.93	1.03	4.67	4.12	4.14	4.03
Mod Durn 30360	2.99	4.75	0.97	3.87	3.51	3.43	3.64
Principal Writedown	1,103.85 (0.00%)	1,080.68 (0.00%)	814.18 (0.00%)	1,046.16 (0.00%)	1,001.99 (0.00%)	1,046.96 (0.00%)	1,119.28 (0.00%)
Total Collat Loss (Collat Maturity)	125,113,248.27 (13.53%)	169,282,174.00 (18.30%)	85,230,425.05 (9.21%)	145,056,869.66 (15.68%)	134,968,814.59 (14.59%)	134,905,872.90 (14.58%)	134,952,311.52 (14.59%)

Indices	FWD	FWD	FWD	FWD + 100	FWD +100	FWD + 200	FWD -100
Default	10.06 CDR	8.07 CDR	22.84 CDR	8.8 CDR	9.32 CDR	9.27 CDR	9.52 CDR
Loss Severity	40%	40%	40%	40%	40%	40%	40%
Servicer Advances	100%	100%	100%	100%	100%	100%	100%
Liquidation Lag	12	12	12	12	12	12	12
Triggers	Fail	Fail	Fail	Fail	Fail	Fail	Fail

1.      Static Base:

20 cpr for life, fwd libor, fwd mta

2.      Static Slow:

10 cpr for life, fwd libor, fwd mta

3.      Static Fast:

60 cpr for life, fwd libor, fwd mta

4.      Ramp + 100 slow:

10 cpr first 5 years, 30 cpr for life, fwd libor +100, fwd mta +100

5.      Ramp + 100:

10 cpr first 5 years, 60 cpr for life, fwd libor +100, fwd mta +100

6.      Ramp + 200:

10 cpr first 5 years, 60 cpr for life, fwd libor +200, fwd mta +200

7.      Ramp - 100:

10 cpr first 5 years, 60 cpr for life, fwd libor -100, fwd mta -100